UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2019

Hash Labs Inc.

(Exact name of registrant as specified in charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 879-8896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019, Hash Labs Inc. (the “Company”) entered into an amendment to promissory notes held by Lyle Hauser, consisting of (i) a promissory note, dated on or about January 14, 2019, in the original principal amount of $70,384.32, as amended by amendment No. 1 thereto, dated April 9, 2019, and amendment No. 2 thereto, dated July 3, 2019, and (ii) an original issue discount promissory note, dated on or about February 28, 2019, in the original principal amount of $110,000, as amended by amendment No. 1 thereto, dated April 9, 2019, and amendment No. 2 thereto, dated July 3, 2019. The amendment extended the maturity dates of the notes from September 30, 2019 to December 31, 2019. Mr. Hauser is the Company’s largest stockholder.

On October 1, 2019, the Company entered into an amendment to promissory notes held by The Vantage Group, Ltd. (“Vantage”) consisting of (i) a promissory note, dated on or about January 14, 2019, in the original principal amount of $17,780.25, as amended by amendment No. 1 thereto, dated April 9, 2019, and amendment No. 2 thereto, dated July 3, 2019, and (ii) a promissory note, issued on or about July 15, 2016, in the original principal amount of $100,000, as amended by amendment No. 1 thereto, dated April 9, 2019, and amendment No. 2 thereto, dated July 3, 2019. The amendment extended the maturity dates of the notes from September 30, 2019 to December 31, 2019. Vantage is owned by Mr. Hauser.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Promissory Notes between the Company and Lyle Hauser
10.2	Amendment No. 3 to Promissory Notes between the Company and The Vantage Group, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HASH LABS INC.

Date: October 7, 2019	By:	/s/ J. Mark Goode
Name: J. Mark Goode
Title: Chief Executive Officer

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